As filed with the Securities and Exchange Commission on October 2, 2019

Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933

QUANTUM CORPORATION
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2665054 (I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550 San Jose, California (Address of principal executive office)	95110 (Zip Code)

Stock Units Granted as Employment Inducement Awards Outside of a Plan
(Full title of the plans)

Lewis Moorehead Chief Accounting Officer Quantum Corporation 224 Airport Parkway, Suite 550 San Jose, California 95110 (408) 944 4000 (Name, address and telephone number of agent for service)	Copy to: James J. Masetti, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4754

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

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☐ Large accelerated filer	☐ Accelerated filer	☒ Non-accelerated filer	☐ Smaller reporting company
(Do not check if smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share:	300,000 (2)	$5.62	$1,686,000	$218.84

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2) Consists of 300,000 stock units issuable to Ms. Elizabeth King, which were issued outside of the Registrant’s employee equity compensation plans to induce Ms. King to accept employment with the Registrant, including 150,000 shares which may be issued pursuant to market-based stock units.
(3) Calculated pursuant to Rule 457(h) under the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the OTC Markets on September 30, 2019.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

Quantum Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 300,000 aggregate shares of the Registrant’s Common Stock which may be issued pursuant to stock units (the “Employment Inducement Awards”) in order to induce Elizabeth King to commence employment with the Registrant. The Employment Inducement Awards were approved by the Leadership and Compensation Committee of the Registrant’s Board of Directors. The Employment Inducement Award Agreements were granted outside of the Registrant’s stockholder-approved equity incentive plans. Of the 300,000 aggregate shares of the Registrant’s Common Stock that may be issued pursuant to the Employment Inducement Awards, 150,000 shares may be issued pursuant to time-vested restricted stock units and the remaining 150,000 shares may be issued pursuant to market-based restricted stock units.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information. *

ITEM 2. Registrant Information and Employee Program Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents and information previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)     Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the Commission on August 6, 2019.

(b)     Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2019, September 30, 2018 and December 31, 2018 filed with the Commission on August 6, 2019, August 23, 2019 and August 23, 2019, respectively.

(c)     Registrant’s Current Reports on Form 8-K filed with the Commission on April 2, 2019, April 10, 2019, April 11, 2019, April 16, 2019, May 31, 2019, July 3, 2019, August 6, 2019, September 9, 2019, and September 11, 2019, respectively.

(d)     The description of Registrant’s common stock contained in Registrant’s registration statement on Form 8-A filed on July 21, 1999 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold (other than the portions of these documents not deemed to be filed), shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

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Not applicable.

ITEM 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of the Registrant’s directors to the Registrant or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. The Registrant's Bylaws, as amended, provide for the indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Registrant has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

The Registrant has entered into Indemnification Agreements (Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K) with its current and former directors and certain officers, to indemnify directors and officers of the Registrant who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant.

ITEM 7. Exemption From Registration Claimed.

Not applicable.

ITEM  8. Exhibits.

Exhibit No.	Description
4.1	Restricted Stock Unit Award Agreement between the Registrant and Elizabeth King.
4.2	Market-based Restricted Stock Unit Award Agreement between the Registrant and Elizabeth King.
4.3
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference).

4.4
Certificate of Amendment to the Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.6 of the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference).

4.5
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference).

4.6
Certification of Amendment to the Bylaws of Quantum Corporation, as adopted on January 20, 2010 (incorporated by reference to Exhibit 3.4 of the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference).

4.7
Certification of Amendment to the Bylaws of Quantum Corporation, as adopted on February 3, 2016 (incorporated by reference to Exhibit 3.5 of the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Armanino LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of attorney (included in the signature page to this Registration Statement).

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ITEM 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)      to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on the 1st day of October, 2019.

QUANTUM CORPORATION

By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Lerner and J. Michael Dodson, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ James J. Lerner	President, Chief Executive Officer (Principal Executive Officer)	October 1, 2019
James J. Lerner

/s/ J. Michael Dodson	Chief Financial Officer (Principal Financial Officer)	October 1, 2019
J. Michael Dodson

/s/ Lewis Moorehead	Chief Accounting Officer (Principal Accounting Officer)	October 1, 2019
Lewis Moorehead

/s/ Clifford Press	Director	October 1, 2019
Clifford Press

/s/ Eric B. Singer	Director	October 1, 2019
Eric B. Singer

/s/ Raghavendra Rau	Director	October 1, 2019
Raghavendra Rau

/s/ Marc E. Rothman	Director	October 1, 2019
Marc E. Rothman

/s/ John A. Fichthorn	Director	October 2, 2019
John A. Fichthorn

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Restricted Stock Unit Award Agreement between the Registrant and Elizabeth King.
4.2	Market-based Restricted Stock Unit Award Agreement between the Registrant and Elizabeth King.
4.3
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference).

4.4
Certificate of Amendment to the Amended Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.6 of the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference).

4.5
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference).

4.6
Certification of Amendment to the Bylaws of Quantum Corporation, as adopted on January 20, 2010 (incorporated by reference to Exhibit 3.4 of the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference).

4.7
Certification of Amendment to the Bylaws of Quantum Corporation, as adopted on February 3, 2016 (incorporated by reference to Exhibit 3.5 of the Registrant’s annual report on Form 10-K for the year ended March 31, 2019, which exhibit is incorporated herein by reference)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Armanino LLP, independent registered public accounting firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of attorney (included in the signature page to this Registration Statement).

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